UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 4, 2015 (October 29, 2015)

Morgans Hotel Group Co.

(Exact name of registrant as specified in its charter)

Delaware	001-33738	16-1736884
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Tenth Avenue New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 277-4100

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 4, 2015, Morgans Hotel Group Co. (the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2015. A copy of the press release is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 2.02.

The information contained in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended, regardless of any general incorporation language in any such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2015, the Board of Directors of the Company (“Board”) appointed Michael E. Olshan as a member of the Board, effective immediately, with a term expiring at the Company’s 2016 annual meeting of stockholders. The Board appointed Mr. Olshan to fill a vacancy on the Board created as a result of the resignation of Martin Edelman on October 29, 2015.

On November 4, 2015, the Board appointed Adam Stein as a member of the Board, effective immediately, with a term expiring at the Company’s 2016 annual meeting of stockholders. The Board appointed Mr. Stein to fill a vacancy on the Board created as a result of the resignation of John Brecker on November 4, 2015.

In addition, Mr. Olshan has been appointed to serve as a member of the Company’s Corporate Governance & Nominating Committee and Mr. Stein has been appointed to serve as a member of the Company’s Compensation and Audit Committees, in each case effective immediately.

On November 4, 2015, the Company issued a press release relating to the appointments and resignations described above, a copy of which is attached as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated November 4, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGANS HOTEL GROUP CO.

Date: November 4, 2015	By:	/s/ Richard Szymanski
		Name:	Richard Szymanski
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated November 4, 2015.